As filed with the Securities and Exchange Commission on November 8, 2002

                                              Registration No. 333-_____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               COBALT CORPORATION
             (Exact name of registrant as specified in its charter)

           Wisconsin                                             39-1931212
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                                 (414) 226-6900
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                 -----------------------------------------------
                               Stephen E. Bablitch
                      President and Chief Operating Officer
                            401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                                 (414) 226-6900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 with copies to:
                                Joseph C. Branch
                                  John M. Olson
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 271-2400
                         -------------------------------
         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
   Title of Each            Amount         Proposed Maximum   Proposed Maximum
Class of Securities         to be           Offering Price    Aggregate Offering       Amount of
 to be Registered       Registered(1)       Per Share (2)         Price (2)         Registration Fee
--------------------- ------------------- ------------------ --------------------- --------------------
Common Stock,
 no par value .....    7,000,000 shares         $16.53          $115,710,000          $10,645.32 (3)
=======================================================================================================
  (1) Includes 500,000 shares to be offered by the Registrant and 6,500,000 shares to be offered by the
      Wisconsin United For Health Foundation, Inc.
  (2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based on the average of the high and low prices of the common stock of Cobalt Corporation on the New York Stock Exchange on November 4, 2002.
  (3) Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $10,645.32 due with respect to this Registration Statement is offset by the registration fee of $16,663.50 previously paid in connection with Registration Statement No. 333-90866 initially filed by the
      Registrant on June 20, 2002 and withdrawn on August 8, 2002 prior to its effectiveness and prior to the issuance of any of the shares registered thereby.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2002

PROSPECTUS

                                7,000,000 Shares

                                     COBALT

                                  Common Stock


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may from time to time sell up to 500,000 shares of our common stock and Wisconsin United for Health Foundation, Inc. (which we refer to as the "Foundation") may from time to time sell up to 6,500,000 shares of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we or the Foundation sells common stock, we will provide you with a prospectus supplement that will contain more specific information. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under "Information Incorporated by Reference" and "Where You Can Find More Information."

         Our common stock is traded on the New York Stock Exchange under the symbol "CBZ." On November 5, 2002, the closing sale price of our common stock was $16.62 per share.

         Investing in our common stock involves risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock incorporated by reference herein or contained in any accompanying prospectus supplement. See "Risk Factors," beginning on page 4.

         The common stock may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any common stock to which this prospectus relates, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds, if any, we expect to receive from such sale will also be set forth in a prospectus supplement.

         Our principal executive offices are located at 401 West Michigan Street, Milwaukee, Wisconsin 53203, and our telephone number is (414) 226-6900.

                             -----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             -----------------------

                 The date of this prospectus is          , 2002.

                                TABLE OF CONTENTS

                                                                           Page

FORWARD-LOOKING STATEMENTS...................................................2

COBALT CORPORATION...........................................................3

RISK FACTORS.................................................................4

USE OF PROCEEDS..............................................................4

SELLING SHAREHOLDER..........................................................4

PRICE RANGE OF COMMON STOCK..................................................5

DIVIDEND POLICY..............................................................5

PLAN OF DISTRIBUTION.........................................................6

LEGAL MATTERS................................................................7

EXPERTS .....................................................................8

INFORMATION INCORPORATED BY REFERENCE........................................8

WHERE YOU CAN FIND MORE INFORMATION..........................................9

                            ------------------------

         Unless the context otherwise requires, references in this prospectus to "we," "us," "our" or "ours" refer collectively to Cobalt Corporation and its subsidiaries.

         No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time after the date of such information.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains and incorporates by reference forward-looking statements that involve risks and uncertainties. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of those safe harbor provisions. These forward-looking statements are often accompanied by words such as "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "goal," "may," "will," "could" and similar expressions. These statements include, without limitation, statements about our plans and expectations for improving our capital position and operating results, our market opportunities, our growth strategies, competition, expected activities and future acquisitions and investments and the adequacy of our available cash resources. We caution investors that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance.

         Our actual results may differ from projections or estimates due to a variety of important factors. Our results of operations and projections of future earnings depend in large part on accurately predicting and effectively managing our business. A variety of factors may in the future affect our operating results, including:

      o loss of existing customer relationships and an ongoing decline in membership;

      o     competition;

      o     changes in health care practices;

      o changes in federal or state laws and regulations or their interpretations;

      o     medical cost inflation;

      o     provider contract changes;

      o     new technologies;

      o     changes in our management;

      o     government-imposed surcharges;

      o     taxes or assessments;

      o     major epidemics;

      o     disasters; and

      o numerous other factors affecting the delivery and cost of health care, such as major health care providers' inability to maintain their operations.

         Due to these factors and risks, no assurance can be given with respect to our future premium levels or our ability to control our future medical costs.

                               COBALT CORPORATION

         We are the leading managed care company in Wisconsin, offering a broad portfolio of managed care and insurance products to employers, individuals and government entities. We have an exclusive license to utilize the Blue Cross(R) and Blue Shield(R) service marks in Wisconsin, giving us a unique position in that market.

         Our Blue Cross & Blue Shield United of Wisconsin subsidiary provides underwritten products, including preferred provider organizations and indemnity options, as well as self-funded, administrative services only programs. Our health maintenance organizations (HMOs) are Compcare Health Services Insurance Corporation, which we refer to as "CompcareBlue," Valley Health Plan, Inc., and Unity Health Plans Insurance Corporation. Our CompcareBlue subsidiary operates the oldest HMO in Wisconsin.

         We offer the largest provider network in Wisconsin. All of our customers, including HMO members, have the ability to access the leading physicians and hospitals in their respective service areas, including Mayo Health Systems, University Health Care and Aurora Health Care. We believe that our ability to offer a full spectrum of products and a broad provider network to meet the needs and objectives of a wide range of customers provides us with a competitive advantage.

         We offer a variety of specialty managed care products, including dental, life and disability insurance. We are one of the largest providers of dental HMO and dental indemnity coverage in Wisconsin. We also offer workers' compensation insurance and a variety of specialty managed care services, including cost containment, health care electronic data interchange and receivables management services. These specialty products and services are designed to complement our customers' employee benefit packages. We also process Medicare claims as a Medicare Part A fiscal intermediary and a Regional Home Health intermediary for providers in numerous states and several U.S. territories and as a national intermediary for the Federally Qualified Health Centers in all 50 states.

         We market our medical and dental products through a salaried sales force located throughout Wisconsin, as well as through independent agents and brokers, and directly to customers via the internet. By integrating the marketing of our medical products, we are able to offer a broad range of product choices to health care consumers. We sell our specialty managed care products and services through a variety of distribution channels to employer groups and providers, principally in Wisconsin.

                                  RISK FACTORS

         Investing in our common stock involves risks. Before buying any shares, you should read the discussion of the material risks of investing in our common stock contained in our annual and other reports filed with the Securities and Exchange Commission and incorporated by reference herein, as well as in any accompanying prospectus supplement.

                                 USE OF PROCEEDS

         Unless otherwise stated in the applicable prospectus supplement, we intend to use all or a portion of the net proceeds from the sale by us of common stock offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include the repayment of outstanding indebtedness, the purchase of our common shares, capital expenditures, mergers, acquisitions and other strategic investments. We have not made specific allocations of the proceeds for such purposes at this time.

         We will not receive any of the proceeds from the sale of common stock by the Foundation, if any.

                               SELLING SHAREHOLDER

         The following table sets forth information regarding the beneficial ownership of our common stock by the Foundation as of November 5, 2002 and as adjusted to give effect to the sale of all of the shares which may be offered and sold from time to time under this prospectus. Each time the Foundation sells shares, a prospectus supplement will provide specific information about the Foundation's beneficial ownership of our common stock before and after such sale.

                                                                                              Shares of Common Stock
                                                                                               Beneficially Owned
                                            Shares of Common Stock           Maximum            After Sale of the
                                          Beneficially Owned Prior to         Number            Maximum Number of
                                                this Offering                of Shares         Shares Being Offerred
                                      ---------------------------------       Being         -----------------------------
       Name and Address                     Number            Percent        Offered           Number          Percent
----------------------------------    ------------------    -----------    --------------   -------------     -----------
Wisconsin United for Health
   Foundation, Inc.
       10 East Doty Street,
       Suite 600
       Madison, WI  53703                31,313,390(1)         75.4%          6,500,000        24,813,390         59.0%

(1)      Based on the Schedule 13D filed by the Foundation pursuant to the Securities Exchange Act of 1934, as amended.


                           PRICE RANGE OF COMMON STOCK

         Our common stock is traded on the New York Stock Exchange under the symbol "CBZ". The following table sets forth the per share high and low sale prices for our common stock as reported on the New York Stock Exchange for the periods presented, along with the cash dividends paid per share for those periods. Prior to March 31, 2001, we were named United Wisconsin Services, Inc., and our common stock traded on the New York Stock Exchange under the symbol "UWZ."

                                                                                   Cash
                                                         High         Low      Dividends Paid
                                                         ----         ---      --------------
   2000:
        First Quarter...............................   $   6.31    $   3.94             --
        Second Quarter..............................       5.81        4.81             --
        Third Quarter...............................       6.00        4.63             --
        Fourth Quarter..............................       5.25        3.31         $ 0.05
   2001:
        First Quarter...............................   $   7.99    $   3.38             --
        Second Quarter..............................       8.00        4.90             --
        Third Quarter...............................       9.05        4.37             --
        Fourth Quarter..............................       6.95        3.99             --
   2002:
        First Quarter...............................   $   9.05    $   5.33             --
        Second Quarter..............................      23.45        8.65             --
        Third Quarter...............................      23.40       14.11             --
        Fourth Quarter (through November 5, 2002)...      18.70       15.34             --

         As of November 5, 2002, there were 197 shareholders of record of our common stock. Based on information obtained from our transfer agent and from participants in security position listings and otherwise, we have reason to believe there are more than 1700 beneficial owners of shares of our common stock.

                                 DIVIDEND POLICY

         We do not currently pay cash dividends and we do not plan to declare or pay any dividends in the foreseeable future, but will instead retain cash for working capital needs, for possible acquisitions, to reduce outstanding debt or for other corporate purposes. Our ability to pay dividends to our shareholders in the future will depend primarily upon the receipt of dividends from our insurance subsidiaries. Currently, our insurance subsidiaries are prohibited from paying dividends to us without the approval of the Office of the Commissioner of Insurance of the State of Wisconsin.

                              PLAN OF DISTRIBUTION

         We or the Foundation may sell the shares of common stock covered by this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement will describe the terms of any offering of shares of the common stock, including:

      o     the name or names of the underwriters, if any;

      o the purchase price of the common stock and the proceeds we will receive from the sale;

      o any over-allotment options under which underwriters may purchase additional common stock from us or from the Foundation;

      o any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

      o     the public offering price, if applicable; and

      o any discounts or concessions allowed or reallowed or paid to dealers.

         If underwriters are used in a sale, they will acquire the shares of common stock for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the Foundation may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the shares of common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the Foundation may use underwriters with whom we have a material relationship. We or the Foundation will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

         We or the Foundation may sell the common stock directly or through agents we or the Foundation may designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

         Unless the prospectus supplement states otherwise, our or the Foundation's agent will act on a best-efforts basis for the period of its appointment.

         We or the Foundation may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to any such contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

         We or the Foundation may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the Foundation in the ordinary course of business.

         In connection with any underwritten offering covered by a supplement to this prospectus, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include stabilizing transactions, short sales and purchases to cover positions created by short sales. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while the offering is in progress. These transactions may also include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. Short sales may be either "covered short sales" or "naked short sales." Covered short sales are sales made in an amount not greater than the underwriter's over-allotment option to purchase additional shares in this offering. An underwriter may close out any covered short position by either exercising its over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. An underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if an underwriter is concerned there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase our common stock in this offering.

         The underwriters, if any, also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because a managing underwriter (if there is one), on behalf of the underwriters, has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

         These activities by underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange or otherwise.

         In compliance with National Association of Securities Dealers, Inc., or "NASD," guidelines, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

         Robert W. Baird & Co. Incorporated has been retained by the Foundation to provide financial advisory services and will be entitled, upon completion of any sale by the Foundation of our common stock, to a fee equal to 1.25% of the net proceeds to be received by the Foundation up to $100 million and 1% of the net proceeds to be received by the Foundation between $100 million and $200 million, as well as reimbursement of expenses. The NASD has deemed this fee to be underwriting compensation in connection with a sale by the Foundation of our common stock in an underwritten offering in which Robert W. Baird & Co., Incorporated participates as an underwriter.

                                  LEGAL MATTERS

         The validity of our common stock offered by this prospectus will be passed upon for us by Foley & Lardner, Milwaukee, Wisconsin.

                                     EXPERTS

         The consolidated financial statements of Cobalt Corporation appearing in Cobalt Corporation's Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      INFORMATION INCORPORATED BY REFERENCE

         We are "incorporating by reference" specified documents that we file with the SEC, which means:

      o     incorporated documents are considered part of this prospectus;

      o we are disclosing important information to you by referring you to those documents; and

      o information we file with the SEC will automatically update and supersede information contained in this prospectus.

         We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of our common stock:

      o Our Annual Report on Form 10-K for the year ended December 31, 2001, as amended by our Form 10-K/A filed April 18, 2002;

      o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

      o Our Current Report on Form 8-K dated March 26, 2002; our Current Report on Form 8-K dated April 2, 2002, as amended by our Form 8-K/A filed on May 28, 2002; our Current Report on Form 8-K dated July 9, 2002; and our Current Report on Form 8-K dated November 8, 2002; and

      o The description of our common stock contained in our Registration Statement on Form 10, filed with the SEC on May 29, 1998, as amended, including any amendment or report filed for the purpose of updating such information.

         You may request a copy of any of these filings, including exhibits, at no cost by writing to or calling Cobalt Corporation, Attn: Corporate Secretary, 401 West Michigan Street, Milwaukee, Wisconsin 53202, phone number (414) 226-6900.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington D.C., and at regional SEC offices in New York, New York and Chicago, Illinois. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can also find our public filings with the SEC on the Internet at a web site maintained by the SEC located at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning us can be inspected at the New York Stock Exchange located at 11 Wall Street, New York, New York 10005.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses to be borne by the Registrant in connection with the sale and distribution of the securities being registered hereby.

      Securities and Exchange Commission registration fee......     $10,645.32
      Accounting fees and expenses.............................         *
      Legal fees and expenses..................................         *
      NASD Fee.................................................         *
      Miscellaneous............................................         *
                                                                     -------
          Total................................................     $   *
                                                                     =======
----------
*  To be provided by amendment.


Item 15.  Indemnification of Directors and Officers.

         Under Cobalt's Amended and Restated Bylaws and Wisconsin law, Cobalt's directors and officers are entitled to mandatory indemnification from Cobalt against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding, and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined the director or officer breached or failed to perform such person's duties to Cobalt and such breach or failure constituted: (i) a willful failure to deal fairly with Cobalt or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Wisconsin law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above.

         Under Wisconsin law, unless its Amended and Restated Articles of Incorporation provide otherwise, directors of Cobalt are not subject to personal liability to Cobalt, its shareholders, or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, unless the person asserting liability proves that the breach or failure constituted: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director had a material conflict of interest, (ii) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful,
(iii) a transaction from which the director derived an improper personal profit, or (iv) willful misconduct. Cobalt's Amended and Restated Articles of Incorporation do not limit a director's immunity provided by Wisconsin law. The above provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. As a result of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equity relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

Item 16.  Exhibits.


Exhibit Number           Description

     5.1         Opinion of Foley & Lardner (to be filed by amendment).

     23.1        Consent of Ernst & Young LLP.

     23.2        Consent of Foley & Lardner (included in Exhibit 5.1 hereto).

     24.         Powers of Attorney (included on signature page hereof).

Item 17.  Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions set forth or described in
Item 15 of this registration statement, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, November 8, 2002.

                                           COBALT CORPORATION


                                           By: /s/ Thomas R. Hefty
                                               -------------------------------
                                               Thomas R. Hefty
                                               Chairman of the Board and
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Thomas R. Hefty, Stephen E. Bablitch, Gail L. Hanson, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                   Title                            Date

/s/ Thomas R. Hefty             Chairman of the Board,          November 8, 2002
-----------------------------   Chief Executive Officer and
Thomas R. Hefty                 Director (Principal Executive
                                Officer)

/s/ Gail L. Hanson              Senior Vice President,          November 8, 2002
-----------------------------   Treasurer and Chief Financial
Gail L. Hanson                  Officer (Principal Accounting
                                and Financial Officer)

/s/ Richard A. Abdoo            Director                        November 8, 2002
-----------------------------
Richard A. Abdoo

/s/ Barry K. Allen              Director                        November 8, 2002
-----------------------------
Barry K. Allen

/s/ James L. Forbes             Director                        November 8, 2002
-----------------------------
James L. Forbes

/s/ Michael S. Joyce            Director                        November 8, 2002
-----------------------------
Michael S. Joyce

        Signature                   Title                            Date


/s/ Dr. D. Keith Ness           Director                        November 8, 2002
-----------------------------
Dr. D. Keith Ness

/s/ Dr. William C. Rupp         Director                        November 8, 2002
-----------------------------
Dr. William C. Rupp

/s/ Janet D. Steiger            Director                        November 5, 2002
-----------------------------
Janet D. Steiger

/s/ Dr. Kenneth M. Viste, Jr.   Director                        November 4, 2002
-----------------------------
Dr. Kenneth M. Viste, Jr.

                                  EXHIBIT INDEX


Exhibit
 Number       Description

5.1           Opinion of Foley & Lardner (to be filed by amendment).

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Foley & Lardner (included in Exhibit 5.1 hereto).

24.           Powers of Attorney (included on signature page hereof).









                                      E-1